                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): December 22, 1999
                                                        -----------------


                           Engage Technologies, Inc.
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
                   -----------------------------------------
                (State or Other Jurisdiction of Incorporation)


       000-26671                                          04-3281378
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



100 Brickstone Square
Andover, Massachusetts                                                   01810
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)


                                (978) 684-3884
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

           ________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets

          On December 22, 1999, Engage Technologies, Inc., a Delaware corporation ("Registrant"), completed its acquisition of AdKnowledge Inc., a California corporation ("AdKnowledge"), a provider of products and services which allow online marketers and ad agencies to plan, target, serve, track and analyze advertising campaigns. Previously, on September 23, 1999, the Registrant, CMGI, Inc., a Delaware corporation and the majority stockholder of Registrant ("CMGI"), AK Acquisition Corp., a California corporation and a wholly-owned subsidiary of CMGI ("Transitory Sub"), AdKnowledge, and Steve Findley, John Mracek and Kevin Wandryk (collectively, the "Shareholder Representative") executed an Agreement and Plan of Merger and Contribution (the "Merger Agreement"). Upon the completion of the transactions contemplated by the Merger Agreement, AdKnowledge became a wholly-owned subsidiary of Registrant. Specifically, the Merger Agreement contemplated:

          First, a merger of Transitory Sub with and into AdKnowledge, with AdKnowledge being the surviving corporation (the "Surviving Corporation"). In this merger, all the AdKnowledge preferred shareholders received CMGI common stock and a new class of AdKnowledge common stock ("Surviving Corporation Common Stock"), and all common shareholders of AdKnowledge received shares of Surviving Corporation Common Stock. Upon completion of this merger on November 30, 1999, CMGI owned approximately 88% of the Surviving Corporation Common Stock.

          Second, CMGI and other shareholders of Surviving Corporation contributed their Surviving Corporation Common Stock to Registrant in exchange for approximately 4.9 million shares of Registrant's common stock (the "Contribution"). The Registrant issued common stock from its authorized but unissued capital stock.

          Third, Registrant consummated a California short-form merger (the "Short-Form Merger") between Surviving Corporation and a wholly-owned subsidiary of Registrant ("Engage Sub"), pursuant to which Engage Sub merged with and into Surviving Corporation, with Surviving Corporation being the surviving corporation in such merger. Any remaining holders of Surviving Corporation Common Stock received Registrant's common stock in this merger.

          Total purchase consideration is valued at approximately $159 million, including $3.8 million in direct acquisition costs and less cash acquired of $4.9 million. In connection with the contribution and the Short-Form Merger, the Registrant issued approximately 4.9 million shares of its common stock to CMGI for CMGI's 88% interest in Suriviving Corporation and approximately 253,000 shares of its common stock directly to shareholders of Surviving Corporation, valued at approximately $142.4 million in the aggregate. Additionally, stock options to acquire Registrant's common stock issued in the contribution, valued at approximately $18 million, have been included in the purchase consideration.

          Contingent consideration, comprised of approximately 414,000 shares of CMGI common stock (adjusted for stock splits), has been placed in escrow (the "Escrow Shares") to satisfy certain performance goals and indemnifications. The value of the Escrow Shares has not been reflected in the aggregate purchase consideration and will be recorded as additional purchase price at then-fair value upon the attainment of certain performance goals measured through November 30, 2000. The Registrant issued approximately 558,000 of its common shares to CMGI in consideration for the Escrow Shares. No value has been ascribed to the value of these shares. If the performance goals are met and the Escrow Shares are released to the AdKnowledge shareholders, the Registrant will record the fair value of the CMGI shares issued to AdKnowledge shareholders on the release date as additional purchase price. Any difference in the fair value of the Registrant shares at the release date compared to the value of the Escrow Shares will be recorded as a capital transaction between entities under common control. Under the terms of an Intercompany Agreement between the Registrant and CMGI, in the event that any Escrow Shares are returned to CMGI, CMGI shall pay the Registrant, in cash or other property, a sum equal to the value of the returned Escrow Shares.

          These transactions were intended to be tax free under Section 368(a) and Section 351 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase.

          On December 22, 1999, Registrant announced the closing of the Contribution.

Item 7.   Financial Statements and Exhibits.

     (a) Financial statements of AdKnowledge (incorporated by reference from the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on November 19, 1999.)


     (b)  Pro forma financial information.

          (i)   Summary

          (ii) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1999

          (iii) Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1999

          (iv) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended July 31, 1999 and the three months ended October 31, 1999.

          (v) Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended July 31, 1999 and the three months ended October 31, 1999.

     (c)  Exhibits.
          --------

          23.  Consent of PricewaterhouseCoopers LLP

          99.1 Agreement and Plan of Merger and Contribution, dated September 23, 1999, by and among the Registrant, CMGI, Transitory Sub, AdKnowledge and the Shareholder Representative (incorporated by reference from the Registrant's Form 10-Q filed on December 15, 1999 with the Securities and Exchange Commission.)

          99.2 Press release of the Registrant (incorporated by reference from the Registrant's Form 8-K filed with the Securities and Exchange Commission on January 6, 2000).

                           Engage Technologies, Inc.
           Unaudited Pro Forma Condensed Consolidated Financial Data

In April 1999, the Registrant acquired Internet Profiles Corporation ("I/PRO"), a provider of Web-site traffic measurement and audit services, for approximately $32,651,000, including acquisition costs of $244,000. The purchase price consisted of $1,563,000 in net cash, $20,907,000 in CMGI common stock and $10,181,000 in Registrant's common stock and options. In addition, CMGI, Registrant's parent corporation, must pay up to $3,000,000 to the former I/PRO stockholders if stated performance goals are met by I/PRO one year after the closing. The Registrant must reimburse CMGI for any payment, due under stated performance goals, in cash or by issuance of shares of Registrant's Series C convertible preferred stock at its then fair market value, at CMGI's election. Any additional payments will be treated as additional purchase price.

The unaudited Pro Forma Condensed Consolidated Balance Sheet at October 31, 1999 gives pro forma effect to the acquisition of AdKnowledge as if it had occurred as of October 31, 1999 (based on the AdKnowledge balance sheet as of September 30, 1999).

The unaudited Pro Forma Condensed Consolidated Statements of Operations of the Registrant for the year ended July 31, 1999 give pro forma effect to the acquisition of I/PRO, AdKnowledge and the related financing of both acquisitions as if each had occurred as of August 1, 1998.

The results of operations of the Registrant for the fiscal year ended July 31, 1999 have been combined with the results of operations of I/PRO for the eight months ended March 31, 1999 (the results of operations of I/PRO for April 1999 through July 1999 are included in the Consolidated Statement of Operations of the Registrant), and the results of operations of AdKnowledge for the twelve months ended June 30, 1999. In addition, the results of operations of the Registrant for the three months ended October 31, 1999 have been combined with the results of operations of AdKnowledge for the three months ended September 30, 1999.

The Registrant has accounted for these acquisitions under the purchase method of accounting. The total cost of businesses acquired, including related fees and expenses, is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values.

The unaudited Pro Forma Financial Information is not necessarily indicative of the results of operations or financial position of the Registrant had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. Furthermore, the unaudited Pro Forma Financial Information is based on assumptions that the Registrant believes are reasonable and should be read in conjunction with the Registrant's 10K, 10Q, and Definitive Proxy statement previously filed.

                           ENGAGE TECHNOLOGIES, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            As of October 31, 1999
                                (in thousands)

                                                                                                 Pro forma         Pro forma
                                                                  Engage      AdKnowledge (a)   Adjustments       as Adjusted
                                                              --------------  --------------   --------------     ------------
Assets
Current assets:
   Cash and cash equivalents............................      $       46,134  $        4,916   $           --     $     51,050
   Available-for-sale securities........................              55,066           1,018                            56,084
   Accounts receivable, net of allowance for
   doubtful accounts....................................               6,927           1,580                             8,507
   Prepaid expenses.....................................               1,129           1,142             (562)(b)
                                                                                                          (53)(d)        1,656
                                                              --------------  --------------   --------------     ------------
          Total current assets..........................             109,256           8,656             (615)         117,297
                                                              --------------  --------------   --------------     ------------

Other long-term assets..................................               5,330           6,225           (1,160)(b)
                                                                                                           42 (a)       10,437
Intangible assets, net..................................              38,887           1,817          161,072 (a)
                                                                                                       (1,817)(a)      199,959
                                                              --------------  --------------   --------------     ------------
          Total assets..................................      $      153,473  $       16,698   $      157,522     $    327,693
                                                              ==============  ==============   ==============     ============

Liabilities and Stockholders' Equity
Current liabilities:
   Due to CMGI and affiliates...........................      $        1,314  $           --   $           --     $      1,314
   Other current liabilities............................              14,647           7,196            3,795 (c)       25,638
                                                              --------------  --------------   --------------      -----------
         Total current liabilities......................              15,961           7,196            3,795           26,952
                                                              --------------  --------------   --------------      -----------

Long-term liabilities...................................               1,524           5,263                             6,787

Stockholders' equity
   Preferred stock......................................                  --          27,474          (27,474)(a)           --
   Common Stock.........................................                 487           8,046           (8,046)(a)
                                                                                                           46 (a)          533
   Warrants.............................................                  --           2,252           (2,252)(a)           --
   Notes receivable from stockholders...................                  --             (42)              42 (a)           --
   Additional paid-in capital...........................             207,015              --          160,237 (a)      367,252
   Deferred compensation................................              (2,249)         (5,444)           5,444 (a)       (2,249)
   Accumulated other comprehensive loss.................                (238)             (1)               1 (a)         (238)
   Accumulated deficit..................................             (69,027)        (28,046)          28,046 (a)
                                                                                                       (2,317)(a)      (71,344)
                                                              --------------  --------------   --------------     ------------
          Total stockholders' equity....................             135,988           4,239          153,727          293,954
                                                              --------------  --------------   --------------     ------------
                                                              $      153,473  $       16,698   $      157,522     $    327,693
                                                              ==============  ==============   ==============     ============

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1999

(a) The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of AdKnowledge at September 30, 1999 and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the acquired assets and liabilities as of the acquisition date (November 30, 1999). Assuming the transaction occurred October 31, 1999, the allocation would have been as follows (in thousands):

       Working capital deficit, net of cash acquired of $4,916       $  (4,071)
       In-process research and development                               2,317
       Property plant and equipment                                      4,325
       Other assets                                                        782
       Long term liabilities                                            (5,263)
       Goodwill and other intangible assets                            161,072
                                                                     ---------
       Purchase price, net of cash acquired                          $ 159,162
                                                                     =========

     Contingent consideration, comprised of approximately 414,000 shares of CMGI common stock (adjusted for stock splits), has been placed in escrow (the "Escrow Shares") to satisfy certain performance goals and indemnifications. The value of the Escrow Shares has not been reflected in the aggregate purchase consideration and will be recorded as additional purchase price at then-fair value upon the attainment of certain performance goals measured through November 30, 2000. The Registrant issued approximately 558,000 of its common shares to CMGI in consideration for the Escrow Shares. No value has been ascribed to the value of these shares. If the performance goals are met and the Escrow Shares are released to the AdKnowledge shareholders, the Registrant will record the fair value of the CMGI shares issued to AdKnowledge shareholders on the release date as additional purchase price. Any difference in the fair value of the Registrant shares at the release date compared to the value of the Escrow Shares will be recorded as a capital transaction between entities under common control. Under the terms of an Intercompany Agreement between the Registrant and CMGI, in the event that any Escrow Shares are returned to CMGI, CMGI shall pay the Registrant, in cash or other property, a sum equal to the value of the returned Escrow Shares.

(b) Reflects the write off of deferred debt issuance costs associated with the fair value of AdKnowledge warrants issued in conjunction with debt and capital lease arrangements and other fees paid to reflect the fair value of debt assumed.

(c) Reflects the accrual of estimated direct costs of acquisition incurred by the Registrant in the closing of the Contribution and the Short-Form Merger, including investment banker, legal and accounting fees.

(d) Reflects the write off of non refundable fees paid by AdKnowledge to secure additional borrowing ability that will not be utilized by the Registrant.

                            ENGAGE TECHNOLOGIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the year ended July 31, 1999 and the three months ended October 31, 1999

                                                                         Year ended July 31, 1999
                                                                         ------------------------
                                                                         (a)                             Pro Forma
                                                                                                         ---------
                                                              Engage    I/PRO  AdKnowledge    Adjustments      Total
                                                              ------    -----  -----------    -----------      -----
                                                                         (in thousands except per share data)
Revenue:
  Product revenue........................................    $14,167    $3,902     $2,986       $    -        $ 21,055
  Services and support revenue...........................      1,856         -          -            -           1,856
                                                             -------    ------     ------       ------        --------
        Total revenue....................................     16,023     3,902      2,986            -          22,911
                                                             -------    ------     ------       ------        --------
Cost of revenue:
  Cost of product revenue................................      3,494     2,658      4,190          988 (b)      11,330
  Cost of services and support revenue...................      5,957         -          -            -           5,957
                                                             -------    ------     ------       ------       ---------
        Total cost of revenue............................      9,451     2,658      4,190          988          17,287
                                                             -------    ------     ------       ------       ---------
        Gross (loss) margin..............................      6,572     1,244     (1,204)        (988)          5,624
                                                             -------    ------     ------       ------       ---------
Operating expenses:
  In-process research and development....................      4,500         -          -       (4,500)(c)           -
  Research and development...............................      8,699     1,775      4,531            -          15,005
  Selling and marketing..................................     12,776     2,499      3,797            -          19,072
  General and administrative.............................      4,115     2,323      2,149            -           8,587
  Stock based compensation...............................      5,829         -        633            -           6,462
  Amortization of goodwill and other intangibles.........      1,455         -        765       55,650 (d)      57,870
                                                             -------    ------     ------      -------       ---------
        Total operating expenses.........................     37,374     6,597     11,875       51,150         106,996
                                                             -------    ------     ------      -------       ---------
Loss from operations.....................................    (30,802)   (5,353)   (13,079)     (52,138)       (101,372)
                                                             -------    ------     ------      -------       ---------
Other income (expense):
  Equity in loss of joint venture........................       (723)        -          -            -            (723)
  Other income (expense), net............................       (478)      428       (228)         129 (e)        (149)
                                                             -------    ------     ------      -------       ---------
Net loss.................................................   $(32,003)  $(4,925)  $(13,307)    $(52,009)      $(102,244)
                                                             =======    ======   ========     ========       =========
Pro forma basic and diluted net loss per share                ($0.89)                                        $   (2.32)
                                                             -------                                         ---------
Pro forma weighted average number of basic
  and diluted shares outstanding                              35,931                                            44,085
                                                             =======                                         =========
                                                                   Three Months Ended October 31, 1999
                                                                   -----------------------------------
                                                                                              Pro Forma
                                                                                              ---------
                                                               Engage   AdKnowledge     Adjustments      Total
                                                               ------   -----------     -----------      -----
                                                                      (in thousands except per share data)
Revenue:
  Product revenue........................................    $  6,816     $1,806      $      -        $  8,622
  Services and support revenue...........................       1,486          -             -           1,486
                                                             --------     ------      --------        --------
        Total revenue....................................       8,302      1,806             -          10,108
                                                             --------     ------      --------        --------
Cost of revenue:
  Cost of product revenue................................       3,188      1,700           147 (b)       5,035
  Cost of services and support revenue...................       1,162          -             -           1,162
                                                             --------     ------      --------        --------
        Total cost of revenue............................       4,350      1,700           147           6,197
                                                             --------     ------      --------        --------
        Gross (loss) margin..............................       3,952        106          (147)          3,911
                                                             --------     ------      --------        --------
Operating expenses:
  In-process research and development....................           -          -             -               -
  Research and development...............................       3,293      2,498             -           5,791
  Selling and marketing..................................       8,031      1,094             -           9,125
  General and administrative.............................       1,815      2,221             -           4,036
  Stock based compensation...............................       2,283        389             -           2,672
  Amortization of goodwill and other intangibles.........         102        191        13,085 (d)      13,378
                                                             --------     ------      --------        --------
        Total operating expenses.........................      15,524      6,393        13,085          35,002
                                                             --------     ------      --------        --------
 Loss from operations....................................     (11,572)    (6,287)      (13,232)        (31,091)

Other income (expense):
  Equity in loss of joint venture.......................         (326)         -             -            (326)
  Other income (expense), net...........................        1,352       (188)           88 (e)       1,252
                                                             --------     ------      --------        --------
Net loss.................................................    $(10,546)   $(6,475)     $(13,144)       $(30,165)
                                                             ========     ======      ========        ========
Pro forma basic and diluted net loss per share               $  (0.22)                                $  (0.57)
                                                             --------                                 --------
Pro forma weighted average number of basic
  and diluted shares outstanding                               48,690                                   53,300
                                                             ========                                 ========

Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

(a) Reflects the pre-acquisition results of I/PRO for the period August 1, 1998 through March 31, 1999, the pre-acquisition period for which I/PRO results were not consolidated with the Registrant.

(b) For the year ended July 31, 1999, reflects additional amortization expense of developed technology acquired in the purchase of I/PRO ($400) and AdKnowledge and additional amortization for just AdKnowledge for the three months ended October 31, 1999. Developed technology is being amortized over five years for I/PRO and three years for AdKnowledge, both using the straight-line method.

(c) Adjustment to in-process research and development reflects the elimination of $4.5 million expensed to in-process research and development "IPRD" related to the acquisition of I/PRO in April 1999. The $2.3 million expensed to IPRD for the AdKnowledge acquisition has not been eliminated herein as the IPRD charge is non-recurring and will be reflected in the Registrant's Statement of Operations for the quarter ended January 31, 2000.

(d) Reflects additional goodwill and other intangible asset amortization expense related to the acquisition of AdKnowledge and I/PRO ($3,312 for the year ended July 31, 1999), net of amortization expense recorded in the pre-acquisition financial statements of AdKnowledge. Amortization periods for goodwill and other intangible assets are as follows (in years):

                                      I/PRO  AdKnowledge
                                      -----  -----------
     Goodwill                             5        3
     Workforce                            2        3
     Tradename                            5        3
     Database of cookies                n/a        3

(e) Reflects a reduction in interest expense related to i) $33 for the year ended July 31, 1999 for I/PRO borrowings that would have been settled by I/PRO had the acquisition been consummated at the beginning of the period presented and ii) interest expense recorded by AdKnowledge related to the amortization of debt issuance costs.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2000                    ENGAGE TECHNOLOGIES, INC.
                                            (Registrant)


                                       By:  /s/ Paul L. Schaut
                                           ------------------------------------
                                           Paul L. Schaut

                                           President and Chief Executive Officer

                                 EXHIBIT INDEX

     23        Consent of PricewaterhouseCoopers LLP

     99.1      Agreement and Plan of Merger and Contribution, dated
September 23, 1999, by and among the Registrant, CMGI, Transitory Sub, AdKnowledge and the Shareholder Representative (incorporated by reference from the Registrant's Form 10-Q filed on December 15, 1999 with the Securities and Exchange Commission.)

     99.2 Press release of the Registrant (incorporated by reference from the Registrant's Form 8-K filed on January 6, 2000 with the Securities and Exchange Commission).